EX-99.(1)(i)

                                   SCHEDULE A

                             QUAKER INVESTMENT TRUST

                             PORTFOLIOS OF THE TRUST
                          AS AMENDED NOVEMBER 20, 2003

The following Portfolios offered by the Trust, and the fees payable to Quaker Funds, Inc. for services rendered to each such Portfolio, are as follows:

--------------------------------------------------------------------------------
                                          ANNUAL FEE RATE, AS PERCENTAGE OF
NAME OF PORTFOLIO                         AVERAGE DAILY NET ASSETS
--------------------------------------------------------------------------------
Quaker Core Equity Fund                                   1.05%
--------------------------------------------------------------------------------
Quaker Aggressive Growth Fund                             1.30%
--------------------------------------------------------------------------------
Quaker Mid-Cap Value Fund                                 1.05%
--------------------------------------------------------------------------------
Quaker Small-Cap Value Fund                             See below
--------------------------------------------------------------------------------
Quaker Small-Cap Growth Fund                              1.05%
--------------------------------------------------------------------------------
Quaker Fixed Income Fund                  Assets $0 to $100 million-0.65%
                                          Assets in excess of $100 million-0.60%
--------------------------------------------------------------------------------
Quaker Intermediate Municipal Bond        Assets $0 to $100 million-  0.65%
Fund                                      Assets in excess of $100 million-0.60%
--------------------------------------------------------------------------------
Geewax Terker Core Value Fund                             1.05%
--------------------------------------------------------------------------------
Quaker Capital Opportunities Fund                       See below
--------------------------------------------------------------------------------
Quaker Biotech Pharma-Healthcare Fund                     1.45%
--------------------------------------------------------------------------------
Quaker Small-Cap Trend Fund               Assets $0 to $100 million-  1.20% -
                                          Assets in excess of $100 million-1.10%
--------------------------------------------------------------------------------

FOR THE QUAKER SMALL-CAP VALUE FUND
-----------------------------------

The Trust shall pay to Quaker Funds, Inc. a base fee (Base Fee) at an annual rate of 1.20% of the daily net assets of the Fund to be computed and paid quarterly; provided, however, that the following adjustment factors will be applied to the Base Fee to determine net fees payable to Quaker Funds, Inc.

Cumulative Running 12 months                Performance Fee
Return of Fund vs. the Index*               Adjustment
--------------------------------------------------------------------------------
Less than + 1.0%                            0.3333 X Base Fee
Between +1.0 and +1.5%                      0.4664 X Base Fee
Between +1.5 and +2.0%                      0.5998 X Base Fee
Between +2.0 and +2.5%                      0.7332 X Base Fee
Between +2.5 and + 3.0%                     0.8666 X Base Fee
At +3.0%                                    1.0000 X Base Fee
Between +3.0 and + 3.5%                     1.1334 X Base Fee
Between +3.5 and + 4.0%                     1.2668 X Base Fee
Between +4.0 and + 4.5%                     1.4002 X Base Fee
Between +4.5 and + 5.0%                     1.5336 X Base Fee
More than +5.0%                             1.6667 X Base Fee

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* The "Index"  refers to the Russell 200 Index, a widely  recognized,  unmanaged index of approximately 2000 companies in the United States. The Index is generally considered to represent approximately 90% of the publicly traded companies in the United States as measured by market capitalization. The Index assumes reinvestment of all dividends and distributions and does not reflect any asset-based charges for investment management or other expenses.

For the Quaker Capital Opportunities Fund
-----------------------------------------

The Trust shall pay to Quaker Funds, Inc. a base fee (Base Fee) at an annual rate of 1.05% of the daily net assets of the Fund to be computed and paid quarterly; provided, however, that the following adjustment factors will be applied to the Base Fee to determine net fees payable to Quaker Funds, Inc.

--------------------------------------------------------------------------------
If the Fund's Cumulative Running 12 month total     Then the Adviser's
return is:                                          Performance Adjusted fee is:

Less than +1.00% greater than the Index             Base Fee X 0.4555
Between +1.00% and +1.50% greater than the Index    Base Fee X 0.6667
Between +1.50% and +2.00% greater than the Index    Base Fee X 0.8555
Between +2.00% and +2.50%greater than the Index     Base Fee X 1.0000
Between +2.50% and +3.00% greater than the Index    Base Fee X 1.1750
Between +3.00% and +3.50% greater than the Index    Base Fee X 1.3455
Between +3.50% and +4.00% greater than the Index    Base Fee X 1.5155
More than +4.00 greater than the Index              Base Fee X 1.6667
--------------------------------------------------------------------------------

The "Index" refers to the S&P 500 Index, a widely recognized index of the approximately 500 largest companies in the United States, as measured by market capitalization. The Index assumes reinvestment of all dividends and distributions and does not reflect any asset-based charges for investment management or other expenses.

Attest:                                 QUAKER INVESTMENT TRUST

/s/ Laurie Keyes                        /s/ Jeffrey H. King
----------------                        -------------------
By: Laurie Keyes                        By: Jeffry H. King, Sr.
Title: Secretary                        Title: Chairman

Attest:                                 QUAKER FUNDS, INC.

/s/ Barbara Mailey                      /s/ Kevin J. Mailey
------------------                      -------------------
Barbara Mailey                          By: Kevin J. Mailey
Title: Compliance Officer               Title: President

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